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                                                                    EXHIBIT 99.1

[PNI TECHNOLOGIES, INC. LOGO]                                       NEWS RELEASE

FOR MORE INFORMATION CONTACT:
Mark B. Jones
770/582-3500

              PNI TECHNOLOGIES, INC. FILES FOR VOLUNTARY CHAPTER 11
             BANKRUPTCY PROTECTION AS PART OF BUSINESS RESTRUCTURING

         Atlanta, GEORGIA, JUNE 8, 2001 - PNI Technologies, Inc. (OTCBB: PNLG) announced today that it and all of its subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Northern District of Georgia as part of its efforts to restructure and reorganize its business.

         As previously disclosed, PNI has sought to restructure its indebtedness either in connection with a strategic transaction or on a stand-alone basis. PNI continues to discuss with a third party a potential merger transaction that, if concluded, may enable PNI to retire its debt obligations and to access additional working capital for growth. However, due to the expense associated with a bankruptcy proceeding and the need to have some resources available to fund the bankruptcy process at the time of filing, PNI has determined to proceed with a Chapter 11 filing at this time. Because Chapter 11 provides an orderly, court-supervised process for a restructuring, PNI believes this forum will better enable PNI to continue to serve its customers and maintain its business through the restructuring process.

         As part of the reorganization, PNI reduced its workforce by approximately 50%. PNI has retained employees that it believes are necessary for the continued operations of its networks and related customer support activities. Mark B. Jones, who has been Vice President of Legal Affairs for PNI since 1995, has assumed the role of President and Chief Executive Officer during the reorganization period. As part of PNI's cost savings measures, Mark H. Dunaway and Kathryn Loev Putnam have stepped down as Chief Executive Officer and Chief Financial Officer, respectively. However, Mr. Dunaway will continue as Chairman of PNI's Board of Directors and Ms. Putnam will continue as a member of the Board of Directors; and in that capacity both will assist Mr. Jones with the plan of reorganization.

         Mark B. Jones said, "While we are disappointed that the anticipated merger has not yet occurred, we hope that this reorganization will enable us to provide the best opportunities for PNI's stakeholders." Jones added, "We expect to file a plan of reorganization shortly and are hopeful that PNI will emerge as a stronger company."


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PNI Technologies, Inc. Files for Voluntary Chapter 11
Bankruptcy Protection as Part of Business Restructuring
June 8, 2001
Page 2

         Mark H. Dunaway said, "I have great confidence in Mark Jones and his team. We are grateful to our employees, customers and vendors who have supported us during a difficult time in the industry."

         PNI has not yet filed a plan of reorganization in its Chapter 11 proceeding. There can be no assurance that the funding necessary to satisfy PNI's cash requirements through the bankruptcy process will become available or that it will be available on a timely basis, that PNI will be able to successfully reorganize in Chapter 11, or that PNI's existing common or preferred stock will have any value following the Chapter 11 reorganization.

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Forward-Looking Statements

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release, the Company's Quarterly Report on Form 10-Q, its Annual Report on Form 10-K, and other materials filed or to be filed by PNI with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by PNI) contains statements that are or will be forward-looking, such as statements relating to future sales activity or financial performance, marketing efforts and their possible results, financing and restructuring alternatives and their possible results, the possibility of any reorganization, acquisition or other strategic transaction, future capital expenditures, financing sources and availability and the effects of laws and regulations (including FCC regulations) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of PNI. These risks and uncertainties include, but are not limited to, uncertainties affecting the wireless industries generally; risks relating to PNI's expansion and other business development activities; risks related to the deployment and feasibility of PNI's new networking technologies and products; risks relating to technological change in the wireless industries; risks associated with PNI's efforts to commercialize and market successfully its networking products, such as the Platform1(R) and iTerminal(TM) products; the relatively unproven nature of PNI's networking products, which represent a new product line for PNI; challenges to PNI's technologies (such as challenges to the validity of patents on PNI's switching technology); risks relating to the ability of PNI to obtain additional funds in the form of debt or equity (including availability of financing terms acceptable to PNI); fluctuations in interest rates; and the existence of and changes to federal and state laws and regulations. In particular, statements relating to the competitive position and performance of PNI's current and future networking products and their expected performance in the marketplace are forward-looking statements that are subject to risks and uncertainties. PNI operates in a highly competitive marketplace and new product developments by competitors can occur at any time, thereby diminishing the attractiveness of PNI's products.


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